Exhibit 10.3

SECOND AMENDMENT TO
AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of April 11, 2020, is entered into by and among QUANTUM CORPORATION, a Delaware corporation (“Quantum”), QUANTUM LTO HOLDINGS, LLC, a Delaware limited liability company (“Quantum LTO” and together with Quantum and each other Person joined to the Credit Agreement as a borrower from time to time, collectively, the “Borrowers” and each a “Borrower”), the financial institutions which are now or which hereafter become a party to the Credit Agreement as lenders (collectively, the “Lenders” and each a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”).

RECITALS

A.    Agent, the Lenders and the Borrowers are parties to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018, as amended by the First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of April 3, 2020 (as amended hereby and as the same may be further amended, modified, supplemented, renewed, restated or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders have made and may hereafter make certain loans and have provided and may hereafter provide certain financial accommodations to the Borrowers.

B.    The Borrowers have requested that Agent and the Lenders make certain amendments to the Credit Agreement as set forth herein, and Agent and the Required Lenders have agreed to make such amendments, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Definitions.

(a)Interpretation. Capitalized terms used herein and not defined shall have the meanings given to such terms in the Credit Agreement.

(b)New Definitions. The following defined terms are hereby added to Section 1.2 of the Credit Agreement in their proper alphabetical order:

(i)“CARES Act” shall mean the Coronavirus Aid, Relief and Economic Security Act (P.L. 116-136), as amended (including any successor thereto), and all regulations, requests, rules, guidelines or directives thereunder or issued by the SBA or any other Governmental Body in connection therewith, in each case as in effect from time to time.

(ii)“Permitted PPP Indebtedness” shall mean unsecured Indebtedness of Quantum owing to (i) the SBA or any other Governmental Body or PPP Lender acting as a financial agent of the SBA or any other Governmental Body or (ii) PPP Lender to the extent such Indebtedness under this clause (ii) is guaranteed by the SBA or any other Governmental Body, in each case in respect of advances made to Quantum pursuant to the PPP Program and Section 1102 of the CARES Act in an aggregate principal amount not to exceed $10,000,000 (or such greater amount as Agent shall agree in writing in its sole discretion), so long as (a) the proceeds of such Indebtedness are used solely for Permitted PPP Indebtedness Purposes and otherwise in accordance with this Agreement, and (b) such Indebtedness shall have terms customary for loans made pursuant to the CARES Act.

(iii)“Permitted PPP Indebtedness Purposes” shall mean, with respect to the use of proceeds of any Permitted PPP Indebtedness, the purposes set forth in Section 1102 and 1106(b) of the CARES Act and any other purposes otherwise in compliance with the provisions or requirements of the CARES Act.

(iv)“PPP Lender” shall mean PNC, in its capacity as a lender under the PPP Program.

(v)“PPP Loan Documents” shall mean, collectively, the following (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time): (a) the Paycheck Protection Program Term Note, dated as of April 11, 2020, by Quantum in favor of PPP Lender, (b) the Paycheck Protection Program Certification, dated as of April 11, 2020, by Quantum in favor of PPP Lender, and (c) all of the other agreements, documents and instruments executed and delivered in connection with or related to any Permitted PPP Indebtedness.

(vi)“PPP Program” shall mean the “Paycheck Protection Program” added to Section 7(a) of the Small Business Act, as enacted pursuant to the terms of Title I (Keeping American Workers Paid and Employed Act) of the CARES Act and administered by the SBA.

(vii)“Second Amendment” shall mean the Second Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of the Second Amendment Effective Date, by and among Agent, Lenders and the Borrowers.

(viii)“Second Amendment Effective Date” shall mean April 11, 2020.

(ix)“SBA” shall mean the U.S. Small Business Administration.

(x)“Small Business Act” shall mean the Small Business Act of 1953 (Public Law 85-536), as amended.

(c)Amendments to Definitions.

(i)Funded Debt. The definition of “Funded Debt” in Section 1.2 of the Credit Agreement is hereby amended by inserting the following immediately prior to the period at the end of such definition:

“provided further that, for the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020, Funded Debt shall exclude any Permitted PPP Indebtedness.”

(ii)Obligations. The definition of “Obligations” in Section 1.2 of the Credit Agreement is hereby amended by deleting the last sentence of such definition and replacing it with the following:

“Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities or any Permitted PPP Indebtedness.”

(iii)Permitted Indebtedness. The definition of “Permitted Indebtedness” in Section 1.2 of the Credit Agreement is hereby amended by deleting clause (i) of such definition and replacing it with the following:

“(i) Permitted PPP Indebtedness”.
2.Representations and Warranties - Permitted PPP Indebtedness. Article V of the Credit Agreement is hereby amended by inserting the following new Section 5.29 at the end of such Article:

“5.29. Permitted PPP Indebtedness. (a) The execution, delivery and performance of this Agreement and the Other Documents (i) are not in contravention of the terms of any PPP Loan Documents, and (ii) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under any PPP Loan Document. (b) All applications, documents and other information submitted to PPP Lender, the SBA or any other Governmental Body with respect to any Permitted PPP Indebtedness are true and correct in all material respects. (c) No Lender or any of its Affiliates is deemed an “affiliate” of any Loan Party or any of its Subsidiaries for any purpose related to any Permitted PPP Indebtedness, including the eligibility criteria with respect thereto. (d) Each Loan Party (i) has consulted its own legal and financial advisors with respect to all matters related to Permitted PPP Indebtedness (including eligibility criteria) and the CARES Act, (ii) is responsible for making its own independent judgment with respect to Permitted PPP Indebtedness and the process leading thereto, and (iii) has not relied on Agent, any Lender or any of their Affiliates with respect to any of such matters.”

3.Affirmative Covenants - Permitted PPP Indebtedness. Article VI of the Credit Agreement is hereby amended by inserting the following new Section 6.17 at the end of such Article:

“6.17. Permitted PPP Indebtedness.

(a) Provide to Agent (i) a copy of their application for any Permitted PPP Indebtedness promptly upon submission thereof and (ii) copies of the PPP Loan Documents promptly upon execution and delivery thereof by the parties thereto (it being understood and agreed that the PPP Loan Documents described in clauses (a) and (b) of the definition thereof and the application for the Permitted PPP Indebtedness related to the foregoing have been provided to Agent).

(b) Use, and cause each of its Subsidiaries to use, funds from the Permitted PPP Indebtedness solely for Permitted PPP Indebtedness Purposes and before using proceeds of any Advances or any other cash on hand to pay expenses that are Permitted PPP Indebtedness Purposes.

(c) Timely apply for, and submit all documents required to obtain, forgiveness of all Permitted PPP Indebtedness by all deadlines required by the CARES Act (and provide all documentation related to, and status of, such forgiveness to Agent upon its reasonable request).

(d)  Not make any claim that Agent, any Lender or any of their Affiliates have rendered advisory services of any nature or respect in connection with any Permitted PPP Indebtedness, the CARES Act or the process leading thereto.

(e)  Promptly, but in any event within fifteen (15) Business Days after such Loan Party has knowledge thereof, notify Agent in writing upon the occurrence of: (i) any event of default under the PPP Loan Documents; or (ii) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the PPP Loan Documents.

(f) Promptly, but in any event within five (5) Business Days following the delivery or receipt thereof, deliver to Agent copies of all material notices and other communications sent or received by any Loan Party pursuant to any of the PPP Loan Documents.”

4.Repayment of Indebtedness. Section 7.17 of the Credit Agreement is hereby amended by inserting the following immediately prior to the period at the end of such Section:

“provided that, without the prior written consent of Agent, the Loan Parties shall not directly or indirectly prepay any principal, premium, interest or other amount payable in respect of any Permitted PPP Indebtedness prior to its scheduled payment date as required under the PPP Loan Documents (other than the cancellation and forgiveness of such Indebtedness in accordance with the PPP Loan Documents or the CARES Act)”.

5.Additional Reporting. Section 9.2 of the Credit Agreement is hereby amended by (a) deleting the “and” after the end of clause (c) of the first sentence subsection (a) of such Section, and (b) inserting the following immediately prior to the period at the end of such sentence:

“; and (d) (i) promptly following Agent’s request, a schedule setting forth the aggregate amount of Permitted PPP Indebtedness received by the Borrowers as of the date of such request and a detailed description of how the proceeds thereof have been applied by the Borrowers through the date of such request; (ii) promptly and in any event within three (3) Business Days after submission, copies of all agreements and other documents submitted by any Borrower to request and justify forgiveness of any Permitted PPP Indebtedness; and (iii) promptly and in any event within three (3) Business Days after receipt, copies of any notices sent by any Loan Party to, or received by any Loan Party from PPP Lender, the SBA or any other Governmental Body with respect to the Permitted PPP Indebtedness, including with respect to any forgiveness in respect thereof.”

6.Representations and Warranties. In addition to the continuing representations and warranties heretofore or hereafter made by the Loan Parties to Agent and Lenders pursuant to the Credit Agreement and the Other Documents, each Loan Party hereby represents and warrants to Agent and each Lender as follows:

(a)each Loan Party has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder;

(b)this Amendment has been duly executed and delivered by each Loan Party;

(c)this Amendment constitutes the legal, valid and binding obligation of each Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally;

(d)the execution, delivery and performance of this Amendment (i) are within each Loan Party’s corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including without limitation the Term Loan Documents, (iv) will not conflict with or violate any material provisions of any law or regulation, or any judgment, order or decree of any Governmental Body, (v) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except (x) any Consents of any party to a Material Contract or any other Person (other than a Governmental Body) with respect to which the failure to obtain could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect, (y) any immaterial Consents of any Governmental Body, or (z) those Consents set forth on Schedule 5.1 to the Credit Agreement, all of which will have been duly obtained, made or complied with prior to the Second Amendment Effective Date and which are in full force and effect on the Second Amendment Effective Date, and (vi) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any material agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including without limitation the Term Loan Documents;

(e)each Loan Party is duly formed or incorporated, as applicable, and in good standing under the laws of the state of its incorporation or formation, as applicable, and is good standing in such state and is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect;

(f)each of the representations and warranties made by any Loan Party in the Credit Agreement and the Other Documents, each as amended hereby, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as if made on the date of this Amendment and after giving effect to this Amendment and the transactions contemplated hereby, except to the extent that any such representation or warranty is made as of an earlier and/or specified date, in which case such representation or warranty shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as of such earlier or specified date; and

(g)after giving effect to the transactions contemplated by this Amendment, on the date of this Amendment, no Default or Event of Default exists or has occurred and is continuing.

7.Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent:

(a)Agent shall have received this Amendment, duly authorized, executed and delivered by each Loan Party;

(b)Agent shall have received, in form and substance satisfactory to Agent, an amendment to the Term Loan Agreement, duly authorized, executed and delivered by the Borrowers, the Term Loan Agent and the requisite Term Loan Lenders, which amendment shall include, among other things, the consent of the requisite Term Loan Lenders to the Permitted PPP Indebtedness (it being understood and agreed that Amendment No. 3 to Term Loan Credit and Security Agreement, among the Borrowers, Term Loan Agent and the Term Loan Lenders most recently provided to Agent is satisfactory to Agent);

(c)all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its counsel; and

(d)on the date of this Amendment and after giving effect to the provisions of this Amendment and the transactions contemplated hereby, no Default or Event of Default shall exist or have occurred and be continuing.

8.Fees and Expenses. Subject to and in accordance with Section 16.9 of the Credit Agreement, each Loan Party, jointly and severally, agrees to pay on demand all fees, costs and expenses of Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other agreements, documents and instruments to be delivered in connection herewith (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to Agent with respect thereto).

9.Reaffirmation. Each Loan Party hereby ratifies and reaffirms (a) all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the Other Documents to which it is a party, and (b) its grant to Agent of a security interest in the Collateral under the Credit Agreement and each of the Other Documents to which it is a party.

10.Acknowledgments. To induce Agent and Lenders to enter into this Amendment, Borrowers and each other Loan Party acknowledge that:

(a)as of the Second Amendment Effective Date, (i) Agent and Lenders have performed without default all obligations required of Agent and Lenders under the Credit Agreement and each of the Other Documents; and (ii) there are no disputes with or claims against Agent or Lenders, or any knowledge of any facts giving rise to any disputes or claims, related to the Credit Agreement or any of the Other Documents, including, without limitation, any disputes or claims or knowledge of facts giving rise thereto, that involve a breach or violation on the part of Agent or any Lender of the terms and conditions of the Credit Agreement or any of the Other Documents; and

(b)no Loan Party has any valid defense to the enforcement of their respective obligations set forth in the Credit Agreement, the Other Documents or this Amendment, as applicable, by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment.

11.Governing Law. This Amendment and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the Laws of the State of New York.

12.Effect of this Agreement. Except as expressly amended pursuant hereto, no other changes or modifications to the Credit Agreement or any of the Other Documents are intended or implied, and in all other respects, the Credit Agreement and each of the Other Documents is hereby specifically ratified, restated and confirmed by all parties hereto as of the date of this Amendment. To the extent that any provision of the Credit Agreement or any of the Other Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

13.Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

14.Further Assurances. The Loan Parties shall execute and deliver such further documents and take such further action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

15.Counterparts; Electronic Signature. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a .pdf image) shall be deemed to be an original signature hereto.

16.Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, as of the date of this Amendment, both at law and in equity, which such Loan Party, or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in each case for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, any of the Other Documents or

transactions thereunder or related thereto; provided that nothing contained herein shall release any Releasee from any Claims resulting from the gross negligence, willful misconduct or material breach of the Credit Agreement or any of the Other Documents by any Releasee as determined by a court of competent jurisdiction in a final non-appealable judgment or order or for any Claim arising with respect to obligations arising under this Amendment or the documents entered into as of the Second Amendment Effective Date.

[Remainder of Page Intentionally Left Blank]

074658.16079/123119470v.3
074658.16079/123119470v.5

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

LOAN PARTIES:	QUANTUM CORPORATION, as Borrower By: /s/ J. Michael Dodson Name: J. Michael Dodson Title: Chief Financial Officer
QUANTUM LTO HOLDINGS, LLC, as Guarantor By: /s/ J. Michael Dodson Name: J. Michael Dodson Title: Chief Financial Officer

AGENT AND LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender By: /s/ Daniela Piemonte Name: Daniela Piemonte Title: Vice President